EXHIBIT 1
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                                   EXHIBIT 1

                           AGREEMENT TO FILE JOINTLY



DaimlerChrysler AG ("DaimlerChrysler") and DaimlerChrysler North America Holding Corporation ("DCNAH") hereby agree pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, that the Schedule 13D relating to Common Shares of Ballard Power Systems Inc., a corporation incorporated under the Canada Business Corporations Act, and any amendments thereto are filed by them jointly and that DaimlerChrysler is authorized to execute such Schedule 13D or any amendments thereto for and on behalf of each of DaimlerChrysler and DCNAH.

DATED AS OF FEBRUARY 2, 2005.


DAIMLERCHRYSLER AG                            DAIMLERCHRYSLER NORTH AMERICA
                                              HOLDING CORPORATION


By: /s/ Wolfgang Bauder                       By: /s/ Byron C. Babbish
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By: /s/ Wolfgang Herb
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